                                                Filed pursuant to Rule 424(b)(3)
                                        Registration Statement Number 333-112274

            ADDENDUM TO PROSPECTUS SUPPLEMENT DATED JANUARY 12, 2006

                                                            Dated: March 1, 2006

                                 STATE OF ISRAEL
                        5-YEAR FLOATING RATE LIBOR BONDS

Initial Interest Rate for the Bonds purchased during the first half of MARCH 2006 is 5.20%. This interest rate was calculated as follows:

Applicable LIBOR                +     Number of basis points set by               =     Initial Interest Rate:
for March 1-14, 2006:                 State of Israel:
5.00%                                 20 BASIS POINTS                                   5.20%


Applicable LIBOR is then adjusted two banking days prior to June 1 and December 1 during the term of the bonds.

Bonds purchased during the semi-monthly sales period of March 15, 2006 to March 31, 2006 will receive the rate and spread in effect for that sales period.

A purchase is effective when all required subscription documents are received in a form acceptable to Israel and the full purchase price is accepted.

To ensure purchase of a Bond at such interest rate, all supporting documentation must be received in a form acceptable to Israel and the full purchase price must be accepted by Israel by MARCH 9, 2006.